UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
_____________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 16, 2021

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 3rd Avenue, Suite 150, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value	SFBC	The NASDAQ Stock Market LLC

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2021, Daphne Kelley resigned as Executive Vice President and Chief Financial Officer (and principal financial and accounting officer) of Sound Financial Bancorp, Inc. (the “Company”) and its wholly owned operating subsidiary, Sound Community Bank, to pursue other interests. Ms. Kelley resignation is effective March 5, 2021. In connection with Ms. Kelley’s resignation, the Company will initiate a search for her replacement.

Upon the effectiveness of Ms. Kelley’s resignation, Laurie Stewart, the Company and Bank’s President and Chief Financial Officer, has been appointed to serve as Interim Chief Financial Officer (and principal financial and accounting officer) of the Company. A complete description of Ms. Stewart's positions with the Company and prior business experience is set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on April 16, 2020, which description is incorporated herein by reference. Ms. Stewart and the Company did not enter into, and do not anticipate entering into, any compensatory arrangements in connection with her appointment as interim Chief Financial Officer. Ms. Stewart does not have a family relationship with any director or executive officer of the Company.

Ms. Stewart has no direct or indirect interest in any transaction with the Company that would qualify as a related party transaction under Item 404(a) of Regulation S-K except as follows:

Set forth below is information regarding a mortgage loan to Ms. Stewart with a preferential interest rate, as compared to interest rates prevailing at the time of origination for comparable loans with persons not related to the Bank, for each of the last two fiscal years with aggregate indebtedness to the Bank that exceeded $120,000. The loan to Ms. Stewart was made in on substantially the same terms as those available to the Bank’s employees, consistent with the requirements of the Federal Reserve Board’s Regulation O – Loans to Executive Officers, Directors, and Principal Shareholders of Member Banks.

Year	Nature of Transaction	Interest Rate	Largest Principal Balance During the Year	Principal Balance at Year End	Principal Paid During the Year	Interest Paid

2020	Mortgage Loan	2.625%	$720,000	$703,755	$16,245	$19,479
2019	Mortgage Loan	2.750%	$720,000	$720,000	$ 0	$ 1,593

Ms. Stewart’s sister, Shelli Robb-Kahler, serves as the branch manager of the Bank’s Sequim Village branch office. As a result of her employment with the Bank, Mrs. Kahler received total compensation from the Bank of $141,519 in 2020 and $115,398 in 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date: February 19, 2021	By:	/s/ Laura Lee Stewart
Laura Lee Stewart
President and CEO